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                                                                     Exhibit 2.1



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                                MERGER AGREEMENT

                                      AMONG

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION,

                         WENDT-BRISTOL ACQUISITION, INC.

                                       AND

                        WENDT-BRISTOL DIAGNOSTICS COMPANY


                               SEPTEMBER 25, 1998



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
1. Definitions..............................................................................................    1
   (a)      "Buyer-owned Share" ............................................................................    1
   (b)      "Dissenting Share" .............................................................................    1
   (c)      "Ohio General Corporation Law" .................................................................    1
   (d)      "Person" .......................................................................................    1
   (e)      "Preferred Shares" .............................................................................    1
   (f)      "Prospectus" ...................................................................................    1
   (g)      "Requisite Stockholder Approval" ...............................................................    1
   (h)      "SEC" ..........................................................................................    1
   (i)      "Securities Act" ...............................................................................    1
   (j)      "Securities Exchange Act" ......................................................................    2
   (k)      "Target Share" .................................................................................    2
   (l)      "Target Stockholder" ...........................................................................    2

2. Basic Transaction........................................................................................    2
   (a)      The Merger......................................................................................    2
   (b)      Closing.........................................................................................    2
   (c)      Actions at the Closing..........................................................................    2
   (d)      Effect of Merger................................................................................    2
            (i)      General. ..............................................................................    2
            (ii)     Articles of Incorporation. ............................................................    2
            (iii)    Code of Regulations. ..................................................................    3
            (iv)     Directors and Officers. ...............................................................    3
            (v)      Conversion of Target Shares. ..........................................................    3
            (vi)     Conversion of Capital Stock of the Transitory Subsidiary. .............................    3
   (e)      Procedure for Payment...........................................................................    3
   (f)      Closing of Transfer Records. ...................................................................    4

3. Covenants. ..............................................................................................    4
   (a)      General. .......................................................................................    4
   (b)      Notices and Consents. ..........................................................................    4
   (c)      Regulatory Matters and Approvals. ..............................................................    4
            (i)      Securities Act, Securities Exchange Act, and State
                     Securities Laws.  .....................................................................    4
            (ii)     Ohio General Corporation Law. .........................................................    4

4. Conditions to Obligation to Close........................................................................    5
   (a)      Conditions to Obligation of the Buyer and the Transitory Subsidiary.
             ...............................................................................................    5
   (b)      Conditions to Obligation of the Target. ........................................................    5

5. Termination. ............................................................................................    6
   (a)      Termination of Agreement. ......................................................................    6
   (b)      Effect of Termination. .........................................................................    6





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
6. Miscellaneous............................................................................................    6
   (a)      No Third-Party Beneficiaries. ..................................................................    6
   (b)      Entire Agreement. ..............................................................................    6
   (c)      Succession and Assignment. .....................................................................    6
   (d)      Counterparts. ..................................................................................    6
   (e)      Headings. ......................................................................................    6
   (f)      Notices. .......................................................................................    7
   (g)      Governing Law. .................................................................................    7
   (h)      Amendments and Waivers. ........................................................................    7
   (i)      Severability. ..................................................................................    8



                                      -ii-
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                                MERGER AGREEMENT

     This Agreement is entered into effective the 25th day of September, 1998, by and among The Wendt-Bristol Health Services Corporation, a Delaware corporation ( "BUYER"), Wendt-Bristol Acquisition, Inc., an Ohio corporation and a wholly-owned Subsidiary of the Buyer ("TRANSITORY SUBSIDIARY"), and Wendt-Bristol Diagnostics Company, an Ohio corporation ("TARGET"). Buyer, Transitory Subsidiary, and Target are referred to collectively herein as the "PARTIES."

     This Agreement contemplates a transaction in which the Buyer (or its wholly owned Subsidiary) will acquire all of the outstanding capital stock of the Target for the Preferred Shares through a reverse subsidiary merger of the Transitory Subsidiary with and into the Target.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. DEFINITIONS.

          (a) "BUYER-OWNED SHARE" means any Target Share that the Buyer or the Transitory Subsidiary owns beneficially.

          (b) "DISSENTING SHARE" means any Target Share which any stockholder who or which has exercised his or its appraisal rights under the Ohio General Corporation Law holds of record.

          (c) "OHIO GENERAL CORPORATION LAW" means the General Corporation Law of the State of Ohio, as amended.

          (d) "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          (e) "PREFERRED SHARES" means The Series 1 preferred shares of the
Buyer.

          (f) "PROSPECTUS" means the final prospectus relating to the registration of the Preferred Shares under the Securities Act.

          (g) "REQUISITE STOCKHOLDER APPROVAL" means the affirmative vote of the holders of a majority of the Target Shares in favor of this Agreement and the Merger.

          (h) "SEC" means the Securities and Exchange Commission.

          (i) "SECURITIES ACT" means the Securities Act of 1933, as amended.



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          (j) "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of
1934, as amended.

          (k) "TARGET SHARE" means any share of the Common Stock of the Target.

          (l) "TARGET STOCKHOLDER" means any Person who or which holds any Target Shares.

          2. BASIC TRANSACTION.

               (a) THE MERGER. On and subject to the terms and conditions of this Agreement, Transitory Subsidiary will merge with and into the Target ("MERGER") at the Effective Time. The Target shall be the corporation surviving the Merger ("SURVIVING CORPORATION").

               (b) CLOSING. The closing of the transactions contemplated by this Agreement ("CLOSING") shall take place at the offices of Schottenstein, Zox & Dunn Co., L.P.A. in Columbus, Ohio, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine ("CLOSING DATE").

               (c) ACTIONS AT THE CLOSING. At the Closing, (i) Target and Transitory Subsidiary will file with the Secretary of State of the State of Ohio a Certificate of Merger ("CERTIFICATE OF MERGER"), and (ii) the Buyer will cause the Surviving Corporation to deliver the Preferred Shares to the Exchange Agent in the manner provided below in this Section 2.

               (d) EFFECT OF MERGER.

          (i) GENERAL. The Merger shall become effective at the time ("EFFECTIVE TIME") the Target and the Transitory Subsidiary file the Certificate of Merger with the Secretary of State of the State of Ohio. The Merger shall have the effect set forth in the Ohio General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

          (ii) ARTICLES OF INCORPORATION. The Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall remain unchanged.



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          (iii) CODE OF REGULATIONS. The Code of Regulations of the Surviving
     Corporation as in effect immediately prior to the Effective Time shall remain unchanged.

          (iv) DIRECTORS AND OFFICERS. The directors and officers of Target shall continue as the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

          (v) CONVERSION OF TARGET SHARES. At and as of the Effective Time, (A) the Target Stockholders (other than any Dissenting Share or Buyer-owned Share) shall have the right to receive 1 Preferred Share ("Conversion Ratio") for each four (4) Target Shares (the "Merger Consideration"), (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Ohio General Corporation Law, and (C) each Buyer-owned Share shall be cancelled; provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Target Shares outstanding. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section2(d)(v) after the Effective Time. No fractional Preferred Shares shall be issued and, in lieu thereof, cash shall be paid to such Target Stockholders at the rate of $5.00 per Target Share.

          (vi) CONVERSION OF CAPITAL STOCK OF THE TRANSITORY SUBSIDIARY. At and as of the Effective Time, each share of Common Stock of the Transitory Subsidiary shall be cancelled.

               (e) PROCEDURE FOR PAYMENT.

          (i) Immediately after the Effective Time, (A) the Buyer will furnish to an exchange agent selected by it ("EXCHANGE AGENT") a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of Preferred Shares equal to the product of (I) the Conversion Ratio times (II) the number of outstanding Target Shares (other than any Dissenting Shares and Buyer-owned Shares) and (B) the Buyer will mail a letter of transmittal (with instructions for its use) each record holder of outstanding Target Shares for the holder to use in surrendering the certificates which represented his or its Target Shares in exchange for a certificate representing the number of Buyer Shares to which he or it is entitled.

          (ii) The Buyer will not pay any dividend or make any distribution on Buyer Shares (with a record date at or after the Effective Time) to any record holder of outstanding Target Shares until the holder surrenders for exchange his or its certificates which represented Target Shares. The Buyer instead will pay the dividend



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         or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange.

          (iii) The Buyer may cause the Exchange Agent to return any Buyer Shares and dividends and distributions thereon remaining unclaimed 180 days after the Effective Time, and thereafter each remaining record holder of outstanding Target Shares shall be entitled to look to the Buyer (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to the Buyer Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or its certificates.

               (f) CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

          3. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

               (a) GENERAL. Each of the Parties will use its reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 4 below).

               (b) NOTICES AND CONSENTS. The Target will give any notices to third parties, and will use its reasonable efforts to obtain any third party consents, that the Buyer reasonably may request.

               (c) REGULATORY MATTERS AND APPROVALS. Each of the Parties will give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies. Without limiting the generality of the foregoing:

          (i) FEDERAL AND STATE SECURITIES LAWS. The Buyer will prepare and file with the SEC a registration statement under the Securities Act relating to the offering and issuance of the Preferred Shares (the "REGISTRATION STATEMENT") and may make certain associated filings as may be required under state law. The filing Party in each instance will use its reasonable efforts to respond to the comments of the SEC or state securities agency, as the case may be, thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable.

          (ii) OHIO GENERAL CORPORATION LAW. The Target will call a special meeting of its stockholders (the "SPECIAL MEETING"), as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption



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     of this Agreement and the approval of the Merger in accordance with the
     Ohio General Corporation Law.

          4. CONDITIONS TO OBLIGATION TO CLOSE.

               (a) CONDITIONS TO OBLIGATION OF THE BUYER AND THE TRANSITORY SUBSIDIARY. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the Registration Statement shall have become effective under the Securities Act;

          (ii) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

     The Buyer and the Transitory Subsidiary may waive any condition specified in this Section 4(a) if they execute a writing so stating at or prior to the Closing.

               (b) CONDITIONS TO OBLIGATION OF THE TARGET. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the Registration Statement shall have become effective under the Securities Act;

          (ii) this Agreement and the Merger shall have received the Requisite Stockholder Approval; and

          (iii) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target.

     The Target may waive any condition specified in this Section 4(b) if it executes a writing so stating at or prior to the Closing.

          5. TERMINATION.



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               (a) TERMINATION OF AGREEMENT. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

          (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time; or

          (ii) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval.

               (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section5(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

          6. MISCELLANEOUS.

               (a) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Section 2 above concerning payment of the Merger Consideration are intended for the benefit of the Target Stockholders.

               (b) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

               (c) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

               (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               (e) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               (f) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after)



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it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to the Target: Wendt-Bristol Diagnostics Company
                                      Two Nationwide Plaza
                                      280 North High Street, Suite 760
                                      Columbus, Ohio 43215
                                      Attn:  Sheldon A. Gold, President

            If to the Buyer:  The Wendt-Bristol Health Services Corporation
                                      Two Nationwide Plaza
                                      280 North High Street, Suite 760
                                      Columbus, Ohio 43215
                                      Attn:  Sheldon A. Gold, President


            If to the Transitory      Wendt-Bristol Acquisition, Inc.
            Subsidiary:               Two Nationwide Plaza
                                      280 North High Street, Suite 760
                                      Columbus, Ohio 43215
                                      Attn:  Sheldon A. Gold, President

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

               (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

               (h) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Ohio General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any



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rights arising by virtue of any prior or subsequent such occurrence.

               (i) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective the date first above written.

                                            THE WENDT-BRISTOL HEALTH SERVICES
                                            CORPORATION


                                            By:/s/ Sheldon A. Gold
                                               ---------------------------------
                                               Sheldon A. Gold, President



                                            WENDT-BRISTOL ACQUISITION, INC.


                                            By:/s/ Sheldon A. Gold
                                               ---------------------------------
                                               Sheldon A. Gold, President



                                            WENDT-BRISTOL DIAGNOSTICS COMPANY


                                            By:/s/ Sheldon A. Gold
                                               ---------------------------------
                                               Sheldon A. Gold, President



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